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Exhibit 5.2

    STIKEMAN ELLIOTT
Stikeman Elliott LLP        Barristers & Solicitors

4300 Bankers Hall West, 888-3rd Street S.W., Calgary, Canada    T2P 5C5
Tel: (403) 266-9000    Fax: (403) 266-9034    www.stikeman.com

September 10, 2007

TransCanada PipeLines Limited
450 - 1st Street S.W.
Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

        We hereby consent to the references to this firm under the captions "Enforceability of Civil Liabilities" and "Legal Matters" in the prospectus included as part of the registration statement on Form F-9 of TransCanada PipeLines Limited.

Very truly yours,
/s/ STIKEMAN ELLIOTT LLP Stikeman Elliott LLP

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  Exhibit 5.2